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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 13, 1998

                         Connectivity Technologies Inc.
             (Exact name of registrant as specified in its charter)

   Delaware                           0-12113                   94-2691724
(State or other                     (Commission                (IRS Employer
jurisdiction of                     File Number)             Identification No.)
incorporation)

667 Madison Avenue, New York, New York                             10021
(Address of principal executive offices)                         (zip code)

       Registrant's Telephone Number, including area code: (212) 644-8880

                                       N/A
          (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

         On February 13, 1998, Connectivity Technologies Inc., a Delaware corporation (the "Company"), issued a news release indicating that it anticipated additional charges to its earnings attributable to accounts receivable adjustments and also estimated an inventory write-down for the year ended December 31, 1997. A copy of the Company's news release dated February 13, 1998 is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial statements of business acquired.

                  Not applicable.

(b)      Pro forma financial information.

                  Not applicable.

(c)      Exhibits.

         99.1     News Release of the Company dated February 13, 1998.

         Safe Harbor Statements Under the Private Securities Litigation Reform Act of 1995.

         This Report contains, in addition to historical information, forward-looking statements including but not limited to the amount of anticipated receivables adjustments and inventory write-downs. Forward looking statements are subject by their nature, to risks and uncertainties, actual results could differ materially from those set forth in the forward-looking statements. Typical risks and uncertainties include, but are not limited to, those related to conversations between the Company and its lenders and the results thereof, economic conditions, changes in competition, fluctuation in interest rates, and other factors described from time to time in the Company's reports filed with the Securities and Exchange Commission, including the Company's Form 10-KSB for the year ended December 31, 1996 and subsequent reports on Form 10-QSB and Form 8-K. Any forward looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing report until the effective date of its future reports required by the securities laws.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             CONNECTIVITY TECHNOLOGIES INC.
                                             (Registrant)



Dated:  February 13, 1998                    By:  /s/ James Hopkins
                                                 ------------------
                                                 Name: James Hopkins
                                                 Title: President and Chief
                                                        Executive Officer


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